                                                                    EXHIBIT 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING THIS NOTE, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR, IF REQUESTED BY THE COMPANY, THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                                  INNUITY, INC.

                     15% CONVERTIBLE SECURED PROMISSORY NOTE

$______________                                                    June __, 2006
                                                             Redmond, Washington

      FOR VALUE RECEIVED, Innuity, Inc., a Utah corporation (the "Company"), hereby unconditionally promises to pay to _______________________ ("Holder"), or Holder's registered assigns, at such place or places as Holder may from time to time designate in writing, the aggregate principal sum of _____________________________________ ($______________), together with all accrued and unpaid interest thereon, as provided herein. All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on demand at any time upon and after the earlier of (a) June __, 2008 (the "Maturity Date"), or (b) the occurrence of an Event of Default (as defined herein). This 15% Convertible Secured Promissory Note (this "Note") is one of a series of convertible secured promissory notes of the Company in the aggregate principal amount of up to Four Million Dollars ($4,000,000), or such greater amount as determined by the Company (the "Notes"), issued to accredited investors pursuant to a certain Securities Purchase Agreement, by and among the Company and each purchaser of a Note. All cash payments by the Company under this Note shall be in immediately available U.S. funds. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Securities Purchase Agreement of even date herewith.

A. Definitions.

      1. "Change of Control Event" shall mean (a) any transaction in which the Company consummates a merger, consolidation, share exchange or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities of or other consideration issued, or caused to be issued, by an acquiring entity or any of its affiliates, in any such case if the shareholders of the Company immediately prior to such event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the event, or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

      2. "Majority of the Noteholders" shall mean at least a majority-in-interest of holders of the Notes (such majority determined on the basis of each Holder's proportionate share of the aggregate unpaid principal amount of all Notes then outstanding). Where action is taken by a Majority of the Noteholders, such action shall be binding on each holder of a Note, whether or not such holder has consented in writing to such action.

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

      3. "Conversion Shares" shall mean the shares of Common Stock (or Allowed Consideration) issuable upon conversion of this Note pursuant to Section B.3(a), including any securities of another company for which the Company's Common Stock has been exchanged.

      4. "Obligations" shall mean the outstanding principal and accrued but unpaid interest due hereunder and any additional amounts payable pursuant to the terms hereof

      5. "Exempt Issuance" shall mean shares of Common Stock issued or issuable:

            (a) Upon conversion of the Notes or upon exercise of the Warrants;

            (b) To officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors of the Company;

            (c) In connection with a strategic merger, acquisition, business combination, strategic licensing transactions, supply agreements and/or to commercial banks or leasing companies; and

            (d) Upon exercise or conversion of outstanding options, warrants, promissory notes, or other securities convertible into or exchangeable for Common Stock as of the date hereof.

      6. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or issuable by the Company after the date hereof, other than an Exempt Issuance.

      7. "Publicly Traded Securities" shall mean a class of the Company's equity securities that is registered under Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a class of equity securities of another company or entity that is registered under Section 12(g) or 15(d) of the Exchange Act, for which a class of the Company's equity securities has been exchanged.

B. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Notwithstanding the foregoing, at the discretion of the Company, payment of any and all accrued interest on this Note may be made in shares of Common Stock, with such number of shares of Common Stock payable determined by dividing the accrued interest to be paid by the Fair Market Value (as defined below) of a share of Common Stock on the date payment is delivered (rounded to the nearest whole share). For purposes of this Note, the "Fair Market Value" means, as of any date, the value of a share of Common Stock as determined by the Board, in its discretion, provided that if, on such date, the Common Stock is listed on a Trading Market, the Fair Market Value of a share of Common Stock shall be the average of the closing or last sale price of a share of Common Stock for the three (3) trading days immediately prior to such payment date as quoted on the Trading Market constituting the primary market for the Common Stock.

C. Interest; Conversion Terms.

      1. Interest. Interest shall accrue with respect to the principal amount loaned hereunder from the date hereof until such principal is fully paid or converted, at fifteen percent (15%) simple interest per annum (computed on the basis of a 365-day year, based upon the actual days elapsed); provided, however, that, upon the occurrence of an Event of Default, the principal balance hereunder shall bear interest from

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE
and after the date of the Event of Default at a rate of twenty-five percent (25%) simple interest per annum (computed on the basis of a 365-day year, based upon the actual days elapsed). Interest shall be payable quarterly and may be payable, at the sole discretion of the Company (i) in cash, or (ii) in shares of Common Stock, valued at the Fair Market Value, equal to the amount of the interest payment due and owing.

      2. Prepayment. Prior to June __, 2007, this Note may not be prepaid except with the express written consent of Holders of a Majority of the Noteholders. Subject to the preceding sentence, the Company may prepay all or any portion of the Notes at any time by paying to Holder, in addition to principal and accrued interest, a prepayment fee equal to twenty-five percent (25%) of such principal amount subject to prepayment; provided, however, that the Company shall give Holder twenty (20) days' prior written notice of such prepayment, during which time Holder may elect to convert the outstanding principal amount and accrued but unpaid interest under the Note pursuant to Section C.3.(b) by giving the Company written notice of Holder's election (the "Notice PERIOD"). Any such prepayment shall be made on a pro rata basis to each Holder of a Note, based on the principal amount of the Notes then outstanding at the time of prepayment, and will be applied first to the payment of expenses due under each Note, second to interest accrued on each Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of each Note.

      3. Conversion.

            (a) Optional Conversion. Any Holder of this Note has the right, at Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note (including principal and accrued but unpaid interest to the date of conversion) in accordance with the provisions of this Section C.3, in whole or in part, into Conversion Shares. The number of Conversion Shares to be issued upon such conversion shall be equal to the number obtained by dividing (i) the outstanding principal amount and accrued but unpaid interest under this Note on the date of conversion by (ii) the Conversion Price. The initial "Conversion Price" shall be equal to $1.50. The number of Conversion Shares issuable to Holder upon such conversion shall be rounded down to the nearest whole number.

            (b) Mechanics and Effects of Conversion.

                  (i) Before Holder shall be entitled to convert this Note into Conversion Shares pursuant to Section C.3(a), it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal executive office, of the election to convert the same pursuant to Section C.3(a), and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the Conversion Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

                  (ii) As soon as practicable after conversion of this Note, and upon surrender of this Note, the Company will deliver or cause to be issued in the name of and delivered to Holder a certificate or certificates representing the number of Conversion Shares to which Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Note, and in lieu thereof Holder shall be entitled to payment in cash of the amount of this Note not converted into Conversion Shares. Upon full conversion of this Note and the issuance of the certificate(s) and payment of cash for fractional shares as contemplated herein, the Company shall be forever released from all its Obligations and liabilities under this Note.

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

            (c) Notice Regarding Change of Control Event. At least five (5) days prior to the anticipated closing of a Change of Control Event, written notice shall be delivered to the Holder of this Note pursuant to Section G.5 below notifying Holder of the terms and conditions of the Change of Control Event, the amount of the outstanding principal amount and accrued but unpaid interest under this Note, the anticipated date on which any such conversion will occur and calling upon such Holder to inform the Company whether Holder intends to elect to convert the outstanding principal amount and accrued but unpaid interest into Conversion Shares. Following notice of the Change of Control Event, any conversion of this Note by Holder may be made contingent upon the consummation of such Change of Control Event, if so elected by Holder in the notice of conversion.

            (d) No Rights as Shareholder. Prior to its conversion, this Note shall not entitle Holder to any voting rights or to any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein or in the agreements referenced herein.

            (e) Withholding Obligations; Form 1099. Holder authorizes the Company to withhold from Holder, or to demand cash payment from Holder for, any taxes required to be withheld from Holder on the conversion of this Note, or, to reduce or eliminate such withholding, to provide the Company with an fully executed and completed IRS Form W-9. Holder acknowledges that the Company may issue Holder a Form 1099, reporting the interest, to the Internal Revenue Service (even if the interest is converted into stock), in accordance with law.

            (f) Conversion Price Adjustments.

                  (i) In the event the Company should at any time while this
Note is outstanding fix a record date for the effectuation of a split or subdivision of the Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares of Common Stock.

                  (ii) In the event the Company should at any time while this
Note is outstanding, offer or sell, or otherwise issue any Additional Shares of Common Stock, at an effective price per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued. For purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all securities convertible or exercisable into shares of Common Stock had been fully converted or exercised immediately prior to such issuance. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section C.3(f) in respect of an Exempt Issuance. The Company shall notify the Holder in writing as promptly as reasonably possible following the issuance of any

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

Additional Shares of Common Stock subject to this section, indicating therein the effective issuance price (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section C.3(f), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to the Conversion Price adjustment.

      4. Covenants as to Conversion Shares. The Company covenants and agrees that all Conversion Shares issued pursuant to the terms of this Note (the "Reserved Shares") will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of the Reserved Shares to provide for the conversion rights represented by this Note. If at any time while this Note remains outstanding the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

      5. Consolidation or Merger of the Company. If the Company is a party to
(a) any consolidation, merger or share exchange with another corporation in which the Company is not the survivor, (b) any consolidation or merger of another entity into the Company in which the Company is the survivor but, in connection therewith, the Company's equity securities are changed into or exchanged for stock or other securities of any other entity, or (c) any capital reorganization or reclassification of its Common Stock (in each such case excluding any merger effected exclusively for the purpose of changing the domicile of the Company), pursuant to any of which transactions the holders of the Company's capital stock are entitled to receive with respect to or in exchange for such capital stock, stock or other securities, whether alone or together with any other consideration (such consideration being the "Allowed Consideration"), then as a condition of such transaction, lawful and adequate provisions shall be made whereby Holder hereof shall thereafter have the right to purchase and receive (in lieu of Conversion Shares immediately theretofore receivable upon the conversion of this Note) such Allowed Consideration as may be issued or payable with respect to or in exchange for the number of such Conversion Shares immediately theretofore receivable upon the conversion of this Note. In any such case, appropriate provisions shall be made with respect to the rights and interests of Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and the number of shares receivable upon the conversion of this
Note) shall thereafter be applicable, as nearly as may be reasonably practicable (as determined in good faith by the Company's Board of Directors, whose judgment shall be final and binding on all Noteholders), in relation to the Allowed Consideration thereafter deliverable upon the conversion hereof. The Company will not effect any such consolidation or merger, unless, in connection with the consummation thereof, the successor corporation resulting from such consolidation or merger shall assume by written instrument the obligation to deliver to such Holder such Allowed Consideration as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

      6. No Impairment. Except and to the extent as waived or consented to by Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against impairment.

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

D. Security Interest. Pursuant to the Purchase Agreement, the Company has granted to Holder a security interest in all of the Company's right, title and interest in presently existing and hereafter acquired personal property described on Exhibit A attached hereto and incorporated herein by reference (the "Collateral") to secure the payment of all of the indebtedness under the Note. The Company agrees to take all actions reasonably requested by Holder and reasonably necessary to perfect, to continue the perfection of or to give notice of the lien granted hereunder, including, but not limited to, execution of financing statements; provided that the indebtedness evidenced by the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company's Senior Indebtedness (as defined below). For the avoidance of doubt, the Company expressly agrees to execute and file a UCC-1 financing statement with the Secretary of State of the State of Washington as soon as reasonably practicable following the date of this Note.

E. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined:

      1. Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and accrued but unpaid interest on:
(a) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions or lessors regularly engaged in the business of lending money or financing business properties or operations, which is for money borrowed by the Company, and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

      2. Default on Senior Indebtedness. If any portion or all of the Senior Indebtedness shall be declared due and payable, then, (a) so long as such Senior Indebtedness remains due and payable, no amount shall be paid by the Company in respect of the outstanding principal balance of this Note or accrued but unpaid interest on this Note, unless and until the portion of the Senior Indebtedness then due and payable shall be paid in full, and (b) no claim or proof of claim shall be filed with the Company by or on behalf of Holder of this Note by a Majority of the Noteholders, that shall assert any right to receive any payments in respect of the outstanding principal balance and accrued but unpaid interest on this Note, except subject to the payment in full of the principal of and accrued but unpaid interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, the Company shall immediately notify Holder in writing, and unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness then due and payable shall have been paid in full, no payment shall be made in respect of the outstanding principal balance or accrued but unpaid interest on this Note, unless within thirty (30) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

      3. Effect of Subordination. Subject to the rights of holders of Senior Indebtedness, pursuant to this Section E, to receive cash, securities or other properties otherwise payable or deliverable to Holder of this Note, nothing contained in this Section E shall impair, as between the Company and Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to Holder the outstanding principal balance of this Note and accrued but unpaid interest hereon as and when the same became due and payable, or shall prevent Holder of this Note, upon default hereunder, from exercising all right, powers and remedies otherwise provided herein or by applicable law.

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

      4. Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, Holder shall be subrogated to the rights of holders of Senior Indebtedness (to the extent of payments or distribution previously made to such holders of Senior Indebtedness pursuant to the provisions of Section E.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by the Company to or on account of this Note.

      5. Undertaking. By its acceptance of this Note, Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or holders of Senior Indebtedness, as the case may be, in order to implement the foregoing provisions of this Section E.

F. Default.

      1. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay. The Company shall fail to pay when due any principal, any interest or other payment required under the terms of this Note on the date due and such default shall continue unremedied for a period of ten
(10) Business Days after the Company's receipt of written notice from the Majority of the Noteholders of such failure to pay.

            (b) Breach of this Note. Except in the case of Section F.1(a) above, the Company shall be in material breach or default under any of the terms of this Note, and such breach or default shall continue unremedied for a period of thirty (30) Business Days after the Company's receipt of written notice from the Majority of the Noteholders specifying such breach or default.

            (c) Bankruptcy or Insolvency Proceedings.

                  (i) The Company shall (A) appoint, apply for or consent to the appointment of a receiver, trustee, liquidator, custodian, assignee for the benefit of creditors or similar judicial officer or agent to take possession, custody, control or charge of or liquidate any of its property or assets, (B) commence any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commence any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, or (C) make any assignment for the benefit of creditors or a composition or similar arrangement with such creditors;

                  (ii) The commencement against the Company of any involuntary proceeding, or the consent by Company to any proceeding, of the kind described in Section F.1.(c)(i) and such proceeding shall not have been dismissed within thirty (30) days;

                  (iii) The Company is adjudicated bankrupt or insolvent or a petition for reorganization is granted; or

                  (iv) The Company shall cause, or institute any proceeding for, or there shall occur, the dissolution of the Company.

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

      2. Rights of Holders Upon Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, then a Majority of the Noteholders may, by written notice to the Company, declare all or any portion of the Obligations to be due and payable, whereupon the full outstanding principal and interest hereunder shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, all of which are expressly waived by the Company. No Holder shall individually have any right to take any legal action or bring any suit or pursue any other collection remedy in respect of any one or more Notes, except in conjunction with a Majority of the Noteholders. Additionally, no action arising from or in connection with an Event of Default under this Note shall be taken unless a Majority of the Noteholders have elected in writing to take such action.

G. Other Provisions.

      1. Waivers and Amendments. This Note may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by (a) a Majority of the Noteholders and the Company or (b) Holder and the Company. Any amendment, modification or waiver made pursuant to clause (a) in the preceding sentence will be binding on Holder regardless of whether such Holder signed such instrument; provided, however, that no such amendment, modification or waiver of this Note will be effective, without Holder's consent, if it affects Holder in a disproportionate manner relative to the other holders of Notes; provided, further, however, that the Company may amend the first paragraph of this Note, without the consent of the Holder or a Majority of the Holders, to increase the total amount to be raised by the Company through the issuance and sale of the Notes.

      2. Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and Holder.

      3. Governing Law. This Note shall be governed by and interpreted in accordance with the internal laws of the State of Washington. In any action brought or arising out of this Note, the Company and Holder hereby consent to the jurisdiction of any federal or state court having proper venue within the State of Washington and also consent to the service of process by any means authorized by the Washington law.

      4. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and Holder and their respective successors and assigns.

      5. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing and in the form and manner specified below, and shall be addressed to the party to be notified as follows:

          If to the Company:    Innuity, Inc.
                                8644 154th Ave NE
                                Redmond, WA 98052
                                Attention: Chief Executive Officer

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

                                With a copy to:

                                DLA Piper Rudnick Gray Cary US LLP
                                701 Fifth Avenue, Suite 7000
                                Seattle, WA  98104-7044
                                Attention: Michael Hutchings

          If to Holder:         __________________________

                                __________________________

                                __________________________

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (a) delivered personally or otherwise actually received, (b) sent by overnight delivery service, or (c) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail. Notice given in any other manner described herein shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice. "Business Day" means any day other than (x) a Saturday or Sunday, or (y) a day on which banks in Seattle, Washington are required to be closed.

      6. Costs. The Company agrees to pay reasonable costs of collection of any amounts due hereunder arising as a result of any default hereunder, including without limitation, reasonable attorneys' fees and expenses.

      7. Payment. Payment shall be made in lawful tender of the United States.

      8. Transfer of Note or Securities Issuable on Conversion Hereof. Prior to conversion, neither this Note nor any rights hereunder may be transferred by Holder without the consent of the Company, except that Holder may freely assign this Note to an affiliate of Holder. For purposes of this agreement, "affiliate" shall be deemed to include with respect to a Holder: (a) a partnership or limited liability company, its partners, members, shareholders, former partners, former members or an affiliated entity managed by the same manager or managing partner or management company, or managed or owned by an entity controlling, controlled by, or under common control with, such member or manager or managing partner or management company, or (b) an individual, his or her spouse or lineal descendant or antecedent, or a trust or trusts for the exclusive benefit of Holder or Holder spouse or lineal descendant or antecedent, in each such case in connection with bona fide estate planning purposes. In the event this Note is transferred in accordance with this Section G.8, the new holder shall be deemed to be the "Holder" with respect to the provisions of this Note.

      9. Replacement Note. If this Note is lost, stolen, mutilated or destroyed, the Company shall issue a new Note of like denomination, tenor and date as this Note, subject to the Company's right to require Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Note or the issuance of such new Note.

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

      10. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

      IN WITNESS WHEREOF, the Company has caused this 15% Convertible Secured Promissory Note to be issued as of the date first written above.

                                        INNUITY, INC.

                                        By: _______________________________

                                            _______________________________

                                            _______________________________

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE

                                    EXHIBIT A

                                   COLLATERAL

            (a) patents and patent applications including, without limitation, the inventions and improvements described and claimed in those patents and patent applications, including but not limited to those patents listed on Schedule A attached to and made a part of this Exhibit, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of those patents and patent applications, (b) all income, damages and payments now and in the future due or payable under or with respect to those patents and patent applications, including, without limitation, damages and payments for past or future infringements, (c) the right to sue for past, present and future infringements, and (d) all rights corresponding to those rights throughout the world;

            (b) trademarks, trademark registrations, trademark applications, trade names and trade styles, service marks, service mark registrations and service mark applications including, without limitation, the trademarks, trade names, service marks and applications and registrations listed on Schedule A attached to and made a part of this Exhibit, and (a) renewals or extensions of those marks, registrations, applications, names and styles, (b) all income, damages and payments now and in the future due or payable with respect to marks, registrations, applications, names and styles, including, without limitation, damages and payments for past or future infringements, (c) the right to sue for past, present and future infringements, and (d) all rights corresponding to those rights throughout the world (all of the foregoing trademarks, trade names and trade styles, service marks and applications and registrations, together with the items described in clauses (a)-(d) of this subsection are sometimes referred to individually as a "Trademark" and, collectively, as the "Trademarks");

            (c) the goodwill of the Company's business connected with and symbolized by the Trademarks;

            (d) copyrights and copyright registrations and applications, including but not limited to those copyrights listed on Schedule A attached hereto and made a part of this Exhibit, and (a) renewals, extensions and continuations of those copyrights, registrations and applications, (b) all income, damages and payments now and in the future due or payable under or with respect to those copyrights, registrations and applications, including without limitation, damages and payments for past, present and future infringements, (c) the right to sue for past, present and future infringements, and (d) all rights corresponding to those rights throughout the world; and

            (e) all personal property, whether presently existing or hereafter created or acquired, including, without limitation, all accounts, chattel paper, documents, instruments, money, deposit accounts, general intangibles, returns, repossessions, books and records relating thereto, and equipment containing such books and records; all goods, including, without limitation, equipment and inventory.

                                                         15% CONVERTIBLE SECURED
                                                                 PROMISSORY NOTE